UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
April 20, 2018
F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 Elliott Avenue West
Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 25, 2018, F5 Networks, Inc. (the “Company”) announced that the Board of Directors of the Company on April 20, 2018 took action to appoint Francis J. Pelzer as its next Executive Vice President and Chief Financial Officer (“CFO”). Mr. Pelzer will assume his role effective May 21, 2018, and, consistent with the Company’s previous announcement, current CFO Andrew Reinland will retire May 31, 2018 in order to assist with the transition.
Mr. Pelzer, age 47, has served as President and Chief Operating Officer of the Cloud Business Group of SAP SE (a publicly-traded, multinational enterprise software corporation) since August 2015 and prior to that served as its Chief Financial Officer starting in 2015. From May 2010 to January 2015, Mr. Pelzer served as the Chief Financial Officer of Concur Technologies, Inc. (a publicly-traded enterprise application software corporation, acquired by SAP SE). Prior to that, Mr. Pelzer served as a Director and Vice President in the Software Investment Banking Group at Deutsche Bank, a Vice President with Credit Suisse First Boston, and a management consultant with Kurt Salmon Associates (now part of the consulting group, Accenture plc). Mr. Pelzer has served as a director of Benefitfocus, Inc. (a publicly-traded provider of employee benefit technologies and services) since May 2013. Mr. Pelzer received an M.B.A. from the Tuck School of Business at Dartmouth and a B.A. from Dartmouth College.
There are no arrangements or understandings between Mr. Pelzer and any other persons pursuant to which he was selected as CFO. There are no family relationships among any of the Company’s directors, executive officers and Mr. Pelzer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Pelzer’s annual base salary will be $490,000 and his target annual bonus will be 90% of his base salary for the period. He is scheduled to receive a cash sign-on bonus of $500,000. In 2018, Mr. Pelzer will be eligible for applicable cash incentive bonus payments with respect to the Company’s third and fourth fiscal quarters. In addition, subject to Compensation Committee approval, Mr. Pelzer will be granted restricted stock units of $5,300,000 in value at the time of grant as a one-time incentive award for assuming the position of the Company’s CFO, which restricted stock units will vest 1/4th one year from the date of grant with the remaining restricted stock units vesting in equal quarterly increments over the following three-year period. The restricted stock unit award will vest only to the extent applicable and will be subject to such other terms as set forth in the F5 Networks, Inc. 2014 Incentive Plan and applicable award agreement. Further, Mr. Pelzer will enter into the Company’s standard forms of “double trigger” change of control agreement (with Mr. Pelzer’s severance amount equal to one times the sum of his annual salary at the highest rate in effect in the 12 months preceding the change of control date and the highest annual target incentive bonus in effect in the 12 months preceding the change of control date) and indemnification agreement for officers and directors, as applicable, and will receive health and other benefits consistent with other executive officers.
The foregoing description of Mr. Pelzer’s compensatory arrangement with the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter agreement (the “Offer Letter”), which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
In addition, on April 20, 2018, John DiLullo resigned from his position as the Company’s Executive Vice President of Worldwide Sales. Mr. DiLullo's last day with the Company will be May 4, 2018. In connection with Mr. DiLullo’s resignation, the Company and Mr. DiLullo entered into a separation agreement and general release of all claims (“DiLullo Agreement”), whereby Mr. DiLullo agreed to, among other things, non-competition, non-solicitation and non-disparagement obligations in exchange for (subject to Compensation Committee approval) the Company accelerating the vesting of 7,301 of Mr. DiLullo’s restricted stock units. Mr. DiLullo forfeits the remainder of his unvested restricted stock units. In accordance with applicable law, if Mr. DiLullo does not revoke this agreement during the statutory seven-day revocation period, it will become fully effective.
The foregoing description of the DiLullo Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.
Forward Looking Statements
Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events, performance, results and actions, such as “will” and “expect,” and variations of such words, and similar expressions, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this report include, among others, statements regarding management succession and related matters. Forward-looking statements are not guarantees of future actions, events, results or performance, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or its management or Board, as well as those beyond the Company’s control, including those taken by third parties. Such risks and uncertainties include, but are not limited to, timing and integration of management changes (and related employment and separation arrangements) and changes in strategic and other business objectives. For more information on factors that may affect future performance, events, results or actions, please review “Risk Factors” described in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC, as well as other public filings with the SEC. These forward-looking statements reflect the Company’s expectations as of the date hereof, and the Company undertakes no obligation to update the information provided herein.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:

10.1	Offer Letter from F5 Networks, Inc. to Mr. Pelzer
10.2	Separation Agreement and General Release of Claims by and between John DiLullo and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Date: April 25, 2018	By:	/s/ Scot F. Rogers
Scot F. Rogers
Executive Vice President and General Counsel